UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 10, 2009

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On August 10, 2009, Maguire Properties, Inc. (the “Company”) issued a press release regarding its second quarter 2009 financial results.  This press release refers to certain supplemental information that is available on our website, free of charge, at www.maguireproperties.com.  Copies of the press release and the related supplemental information are furnished herewith as Exhibits 99.1 and 99.2, respectively.  These exhibits are incorporated herein by reference.

Exhibits 99.1 and 99.2 are being furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Non-GAAP Supplemental Measures

In our second quarter 2009 press release and supplemental information, we include certain non-GAAP supplemental measures: Funds from Operations (“FFO”), FFO before Specified Items, Adjusted Funds from Operations (“AFFO”), Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and coverage ratios.  The methods used to calculate these non-GAAP supplemental measures and management’s reasons for presenting them are described below.

Funds from Operations -

FFO is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items -

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO before specified items because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Additionally, during the first and second quarters of 2008, we have excluded from the calculation of FFO before specified items costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Fund from Operations -

We calculate AFFO by adding to or subtracting from FFO (i) non-cash revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

EBITDA -

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA -

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Management excludes both gains on disposal and impairment losses from the calculation of Adjusted EBITDA because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Additionally, during the first and second quarters of 2008, we have excluded from the calculation of Adjusted EBITDA costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of EBITDA would make it difficult for investors to determine the earnings generated by our ongoing business operations.

Coverage Ratios -

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

As discussed in Item 2.02 above, we issued a press release regarding our second quarter 2009 financial results and made available certain supplemental information on our website.

The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.  The information in this Current Report on Form 8–K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired: None.

(b)           Pro forma financial information: None.

(c)           Shell company transactions: None.

(d)           Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1**	Press release dated August 10, 2009 regarding second quarter 2009 earnings

99.2**	Supplemental Operating and Financial Data for the quarter ended June 30, 2009

 __________
**           Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC. Registrant

/s/	SHANT KOUMRIQIAN
Shant Koumriqian
Executive Vice President, Chief Financial Officer

Dated:                 As of August 10, 2009